Exhibit 24



                     REGISTRATION STATEMENT



                       POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Amdahl Corporation, a Delaware corporation (the "Corporation"), do hereby constitute and appoint John C. Lewis and Bruce J. Ryan and each of them separately, the lawful attorneys-in-fact and agents with full power and authority to perform all acts and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary, advisable or required to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                           Date
- ---------                  -----                           ----

/s/John C. Lewis           Chairman of the Board,          May 2, 1996
- -----------------------    President and
John C. Lewis              Chief Executive Officer
                           (Principal Executive Officer)


/s/Bruce J. Ryan           Executive Vice                  May 2, 1996
- -----------------------    President, Chief
Bruce J. Ryan              Financial Officer and
                           Corporate Secretary
                           (Principal Financial Officer)


/s/Ernest B. Thompson      Vice President and              May 2, 1996
- -----------------------    Controller
Ernest B. Thompson         (Principal Accounting Officer)


/s/Keizo Fukagawa          Director                        May 2, 1996
- -----------------------
Keizo Fukagawa


/s/Michael R. Hallman      Director                        May 2, 1996
- -----------------------
Michael R. Hallman


/s/E. F. Heizer, Jr.       Director                        May 2, 1996
- -----------------------
E. F. Heizer, Jr.


/s/Kazuto Kojima           Director                        May 2, 1996
- -----------------------
Kazuto Kojima


/s/Burton G. Malkiel       Director                        May 2, 1996
- -----------------------
Burton G. Malkiel, Ph.D.


/s/George R. Packard       Director                        May 2, 1996
- -----------------------
George R. Packard, Ph.D.


/s/Walter B. Reinhold      Director                        May 2, 1996
- -----------------------
Walter B. Reinhold


/s/Takamitsu Tsuchimoto    Director                        May 2, 1996
- -----------------------
Takamitsu Tsuchimoto


/s/J. Sidney Webb          Director                        May 2, 1996
- -----------------------
J. Sidney Webb